SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2010 (June 17, 2010)

BIOMIMETIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 844-1280

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 17, 2010, BioMimetic Therapeutics, Inc., (the “Company”) held its 2010 Annual Meeting of Stockholders at the Company’s headquarters.  At that meeting, the Company’s shareholders voted in favor of all proposals identified in the Company’s 2010 Proxy Statement, and as a result, the following actions were taken:

(1)                   Gary E. Friedlaender, M.D. and Douglas G. Watson were re-elected to the board of directors for three year terms expiring at the 2013 Annual Meeting of Stockholders.  Votes for Gary E. Friedlaender, M.D. totaled 14,028,991 for, 918,241 withheld, zero abstentions, and 3,444,432 broker non-votes.  Votes for Douglas G. Watson totaled 14,391,911 for, 555,321 withheld, zero abstentions, and 3,444,432 broker non-votes.

(2)                   Stockholders approved an amendment to the 2001 Long-Term Stock Incentive Plan (the “Plan”) whereby the aggregate pool of stock options available under the Plan was increased to 6,019,723 shares, which represents an increase of 2,000,000 shares to the previous pool of 4,019,723 shares.  Votes totaled 10,411,622 for, 4,528,054 against, 7,556 abstentions and 3,444,432 broker non-votes.

(3)                   Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Votes totaled 18,386,560 for, 5,104 against, zero abstentions and zero broker non-votes.

A copy of the press release announcing the results of the Company’s 2010 Annual Meeting of Stockholders is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

99.1 Press Release dated June 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                            BIOMIMETIC THERAPEUTICS, INC.

                                                                                            By:              /s/ Earl Douglas

                                                                                            Name:  Earl Douglas

                                                                                            Title:    General Counsel

Date:   June 17, 2010